EXHIBIT 10.45


[DHHS Logo]

DEPARTMENT OF HEALTH AND HUMAN SERVICES             Food and Drug Administration
--------------------------------------------------------------------------------
                                                    Atlanta District Office
                                                    60 Eighth Street, N.E.
                                                    Atlanta, GA  30309

                                                    Telephone: 404-253-1161
                                                    FAX: 404-253-1202


Steven G. Anderson
President and CEO
CryoLife, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA 30144

Dear Mr. Anderson:

FDA and CryoLife agree to extend the Agreement dated September 5, 2002, copy attached, for 45 more workings days ending on March 20, 2003.



/s/ Calvin Foulks                              January 8, 2003
---------------------------                    ---------------------------------
Calvin Foulks                                  Date
Acting Director
Atlanta District Office





/s/ Steven G. Anderson                         1/8/03
------------------------------------           ---------------------------------
Steven G. Anderson                             Date
President and CEO CryoLife, Inc.




Attachment


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[DHHS Logo]

DEPARTMENT OF HEALTH AND HUMAN SERVICES             Food and Drug Administration
--------------------------------------------------------------------------------
                                                    Atlanta District Office
                                                    60 Eighth Street, N.E.
                                                    Atlanta, GA  30309

                                                    Telephone: 404-253-1161
                                                    FAX: 404-253-1202


Steven G. Anderson
President and CEO
CryoLife, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA  30144

Dear Mr. Anderson:

This letter sets forth the entire agreement between CryoLife, Inc. (CryoLife), and the Food and Drug Administration (FDA) pertaining to the disposition of certain human allograft tissues, which are subject to the August 13, 2002, FDA Order for Retention, Recall, and/or Destruction. FDA and CryoLife agree that for the next 45 working days the tissues specified below may be distributed for medically urgent use when all alternative treatments have been exhausted or are unavailable and the conditions specified below have been fulfilled. FDA and CryoLife agree that only the following human allograft tissues will be distributed for the specified medically urgent uses when alternative therapies are exhausted or unavailable:

     o Non-valved cardiac conduits and patches procured from the ascending aorta and pulmonary trunk and branch for use in neonates and pediatric patients.
     o Saphenous veins used for peripheral vascular bypass when no alternative materials are available.
     o Femoral veins and arteries used for dialysis access when synthetic access device becomes infected and when external bridging is not possible.
     o    Aorto-iliac artery for infected abdominal grafts:
          -    femoral veins and arteries for iliac extension.
     o Saphenous veins used for cardiac bypass when no suitable autologous tissue is available, including internal mammary, saphenous and other sites.

CryoLife and FDA agree that the specified tissues will be released for distribution only after CryoLife completes the following steps:

1. CryoLife will obtain a prescription from the surgeon for the tissue requested, including its specific use. The prescription will include the surgeon's tissue requirements for the patient. CryoLife will obtain from the surgeon a written certification that all other alternatives have been exhausted or are unavailable and that there is an urgent medical need for the tissue requested. For non-valved cardiac conduits and patches, CryoLife will obtain from each pediatric surgical center, in addition to the information described above, a request for the number of tissues that the center estimates it may use during the 45 day period for which this agreement is in effect.

2. CryoLife will inform surgeons that patients should be notified that the tissue is subject to an FDA recall, that there is a risk of infection associated with these tissue implants, and that alternative, approaches,



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     including  non-surgical,  should be exhausted or  unavailable  before using this tissue. CryoLife will obtain from the surgeon either a written acknowledgement that he has or will inform the patient of the above factors or, if this is contained in the informed consent, a copy of that document. CryoLife will also request immediate feedback from surgeons of any suspected infections after use of the tissue.

3.   CryoLife will contact Tissue and Organ Procurement  Organizations (TOPOs or
     OPOs) or other facilities that procured the tissues described above to ascertain if microbial cultures were performed during or after procurement; if cultures were performed, CryoLife will obtain documentation of the results of that testing. Any tissues shown by these tests to have been obtained from a donor whose tissue has cultured positive for microorganisms that have been associated with infection, or could be indicative of other microorganisms that have been associated with infections, including but not limited to, Clostridium, Candida and Escherichia coli (hereafter referred to as indicator organisms), will not be released. If there are no microbial records available from the procurement site, CryoLife will include additional labeling as described in paragraph number 6 below.

4. CryoLife will perform a retrospective review of its own pre-packaging microbiological testing records for all associated donor tissue. If indicator microorganisms were isolated, the tissue will not be released.

5. CryoLife will perform a search of its complaint files to ascertain if there are any complaints regarding infections for all associated donor tissue. If there are any such complaints with regard to any associated donor tissue, no tissue from the same donor will be released.

6. CryoLife will provide the following information in addition to its routine labeling for tissue for distribution: in bold, red caps, in at least 12-point, "BIOHAZARD: THIS TISSUE IS SUBJECT TO AN FDA ORDER FOR RECALL AND RETENTION BASED ON FDA CONCERNS OVER THE VALIDATION OF THE METHODS USED TO PREVENT INFECTIOUS DISEASE CONTAMINATION AND CROSS-CONTAMINATION. IT IS BEING RELEASED DUE TO URGENT MEDICAL NEED AND IS ONLY FOR USE FOR THE INTENDED RECIPIENT."

     For tissue not tested at procurement, CryoLife will further label the tissue as, "PROCUREMENT CULTURES WERE NOT PERFORMED PRIOR TO RECEIPT AND PROCESSING BY CRYOLIFE."

7. CryoLife will document and maintain records of its actions under this agreement, and make such records available for FDA review. For non-valved cardiac conduits and patches, CryoLife will also track and document all tissue that is released pursuant to this agreement.

In addition, CryoLife agrees to implement the following interim procedures to help prevent infectious disease contamination or cross-contamination of tissue during processing:

1. CryoLife will perform pre-processing cultures on all incoming tissues prior to antibiotics, disinfectants, or sterilizing agents that would include either 100% swabbing or 10% destructive testing. All testing of pre-processing samples will be performed by a contract laboratory with validated methods, until such time as CryoLife's test methods are adequately validated. Tissues contaminated with indicator microorganisms that cannot be reliably cleared by CryoLife's processing system will be discarded.


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2.   CryoLife will perform  pre-packaging  cultures on all tissue made available for distribution, using either 100% swabbing or 10% destructive sterility testing. All testing of pre-packaging samples will be performed by a contract laboratory with validated methods, until such time as CryoLife's test methods are adequately validated. All tissue from a donor will be discarded if indicator microorganisms are found in any tissue from that donor. In lieu of 100% swabbing or 10% destructive sterility testing, CryoLife will demonstrate that the current practice of processing companion tissue for the purpose of pre-packaging cultures adequately represents the tissue being processed through validation of this process.

3. CryoLife will establish a corrective action plan within 30 days that will include steps to validate its processing procedures to prevent infectious disease contamination and cross-contamination of tissue during processing, including any procedures to ensure that tissue distributed by CryoLife is free, or reasonably free, from microbial contamination. This corrective action plan will include specific and prompt timeframes for completion of each step. CryoLife agrees to engage a consultant/third party reviewer to assist CryoLife in this validation.

4. CryoLife agrees to replace tissue subject to the FDA Order and specified in this agreement with tissue that has been processed using the interim procedures above as soon as such tissue is available. As such newly processed tissue becomes available, CryoLife agrees not to release tissue subject to the Order and this agreement pending further arrangements for ensuring the proper disposition of such tissues. Any further arrangements must be agreed upon in writing between CryoLife and an authorized official of the FDA.

This agreement will remain in effect for forty-five (45) working days from the date of signature by all parties. FDA will review records and other relevant information related to CryoLife's release of tissue under this agreement, as well as the status of CryoLife's corrective action plan, before determining whether this agreement should be renewed or modified to provide for any further release of tissue subject to the Order of Retention, Recall, and/or Destruction. FDA has encouraged CryoLife, and CryoLife has agreed, to implement adequate corrective actions as rapidly as possible and to replace tissue subject to the Order with tissue processed subsequently under the interim procedures. This agreement supplements the August 13, 2002, FDA Order for Retention, Recall, and/or Destruction and, except to the limited extent provided herein, does not in any way supercede, limit, or modify that Order.



/s/ Barbara A. Wood                          9/5/02
-----------------------------------          --------------------------
Barbara A. Wood                              Date
Acting Director
Atlanta District Office



/s/ Steven G. Anderson                       9/5/02
-----------------------------------          --------------------------
Steven G. Anderson                           Date
President and CEO CryoLife, Inc.